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                                                                       Exhibit 6

                 Executive Officers and Directors of Merger Sub

         The names of the Directors and the names and titles of the Executive Officers of Merger Sub are set forth below. Mr. O'Brien is a Senior Managing Director of Cornerstone. Mr. Larson is a Managing Director of Cornerstone. The Director's and Executive Officer's business address is c/o Cornerstone Equity Investors, L.L.C. at 717 Fifth Avenue, Suite 1100, New York, NY 10022. Each title set forth opposite an individual's name refers to Merger Sub and each individual is a United States citizen.

Directors and Officers                                    Title
----------------------                                    -----
Dana O'Brien                                              President and Director
Stephen Larson                                            Secretary and Director


                  Executive Officers and Directors of Holdings

         The names of the Directors and the names and titles of the Executive Officers of Holdings are set forth below. Mr. O'Brien is a Senior Managing Director of Cornerstone. Mr. Larson is a Managing Director of Cornerstone. The Director's and Executive Officer's business address is c/o Cornerstone Equity Investors, L.L.C. at 717 Fifth Avenue, Suite 1100, New York, NY 10022. Each title set forth opposite an individual's name refers to Holdings and each individual is a United States citizen

Directors and Officers                                    Title
----------------------                                    -----
Dana O'Brien                                              President and Director
Stephen Larson                                            Secretary and Director

                         Managing Members of Cornerstone

         The Managing Members of Cornerstone are Dana O'Brien, Robert A. Knox and Mark Rossi. Each of these persons is a Senior Managing Director of Cornerstone and their business address is c/o 717 Fifth Avenue, Suite 1100, New York, NY 10022. Each of these individuals is a United States citizen.